UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 18, 2019, Acacia Research Corporation (“we,” “us,” “our,” “Acacia,” or the “Company”) announced that it had entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Starboard Value LP (together with its affiliates, “Starboard”). The Purchase Agreement provided for, among other things, the issuance to Starboard of (i) 350,000 shares of Acacia Series A Convertible Preferred Stock (the “Preferred Shares”), (ii) warrants to purchase up to 5,000,000 shares of Acacia’s common stock (the “Series A Warrants”) and (iii) warrants to purchase up to 100,000,000 shares of Common Stock at a later date upon the satisfaction of certain conditions set forth in the Purchase Agreement (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”). On December 10, 2019, we filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) soliciting the stockholder approval of: (i) the voting of the Preferred Shares on an as-converted basis; (ii) the issuance of the maximum number of shares of Acacia common stock issuable in connection with the potential future (a) conversion of the Preferred Shares and (b) exercise of Warrants (such proposals in (i) and (ii) referred to collectively as the “Nasdaq Proposal”), and (iii) an amendment to our Certificate of Incorporation to increase the number of our issued and outstanding shares of common stock from 100,000,000 to 300,000,000 (the “Charter Amendment”). On January 17, 2020, we filed a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC.

On December 31, 2019, we and the members of our board of directors were named as defendants in a putative stockholder class action filed in the Court of Chancery of the State of Delaware (the “Court”) styled as Wilson v. O’Connell, et al., Case No. 2019-1049-JTL. The complaint alleges that the Individual Defendants violated their fiduciary duties of care, loyalty, good faith and/or disclosure by failing to disclose in the Preliminary Proxy Statement allegedly material information about the financing transaction with Starboard Value. Among other remedies, the plaintiff sought to hold our directors liable for allegedly breaching their fiduciary duties. After the complaint was filed, and without admitting that the allegations in the complaint had any merit, the Company determined to supplement the Definitive Proxy Statement by including additional disclosures concerning the Purchase Agreement, Nasdaq Proposal, and Charter Amendment in a Schedule 14A filed with the SEC on February 5, 2020. On February 25, 2020, the Court approved a stipulation under which the plaintiff voluntarily dismissed the action with prejudice as to himself only, but without prejudice as to any other putative class member. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the supplemental disclosures included in the Schedule 14A filed on February 5, 2020. Without admitting that the allegations in the complaint had any merit and while continuing to maintain that such allegations were without merit, the Company decided it was in its and the stockholders’ best interests to resolve the plaintiff’s counsel’s claim for a mootness fee and avoid further litigation of the issue by agreeing to pay $75,000 to plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of their claim for attorneys’ fees and expenses in the action. The Court has not been asked to review, and will pass no judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: July 20, 2020	/s/ Clifford Press
Chief Executive Officer

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